AGREEMENT AND PLAN OF REORGANIZATION


      THIS AGREEMENT AND PLAN OF REORGANIZATION ("Plan") is made this 28th day of January, 1998, among Indwest, Inc., a Utah corporation ("Indwest"); Medi-Hut Co., Inc., a New Jersey corporation, any and all of its subsidiaries and fictitious names (hereinafter collectively referred to as "Medi-Hut") and its shareholders (hereinafter "Shareholders").

      Indwest wishes to acquire one hundred percent (100%) of the issued and outstanding stock of Medi-Hut for and in exchange for stock of Indwest, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                            Section 1

                        Terms of Exchange

      1.1 Number of Shares. Upon the execution hereof, the holders of all the issued and outstanding stock of Medi-Hut agree to assign, transfer, and deliver to Indwest, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of Medi-Hut stock, and Indwest agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of Indwest's stock, par value $0.001, in the aggregate of 4,560,000 shares, of the then issued and outstanding shares of Indwest subject to the provisions of this Plan. Such shares will represent at least 57% of the issued and outstanding shares of Indwest. Subsequent to the date hereof, the Shareholders shall, upon the surrender of the Medi-Hut certificates representing their respective beneficial and record ownership one hundred percent (100%) of the issued and outstanding shares of Medi-Hut to Indwest, as soon as practicable hereafter, and further provided an exemption from the registration provisions of Section 5 of the Securities Act of 1933 is available for the issuance thereof, the Shareholders shall be entitled to receive a certificate(s) evidencing shares of the exchanged Indwest stock as provided for herein. Upon the consummation of the transaction contemplated herein, Indwest shall merge with Medi-Hut and become the surviving corporation.

      1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of Indwest shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in Indwest common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

      1.3 Delivery of Certificates. The Shareholders shall transfer to Indwest at the closing provided for in Section 2 (the "Closing") the shares of common stock of Medi-Hut listed opposite their respective names on Exhibit A hereto (the "Medi-Hut shares") in exchange for shares of the common stock of Indwest as outlined above in Section 1.1 hereof (the "Indwest Stock"). All of such shares of Indwest stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit "A." The transfer of Medi-Hut shares by the Shareholders shall be effected by the delivery to Indwest at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures guaranteed by a national bank and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

      1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Indwest may request in order to more effectively sell, transfer and assign clear title and ownership in the Medi-Hut shares to Indwest.

                            Section 2

                             Closing

      2.1 Closing. The Closing contemplated by Section 1.3 shall be held at the law offices of Daniel W. Jackson, Esq. on or before February 15, 1998 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

      2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

      2.3 Mediation Arbitration. If a dispute arises out of or relates to this Plan, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating this Plan, or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                            Section 3

       Representations, Warranties and Covenants of Indwest

      Indwest represents and warrants to, and covenants with, the Shareholders and Medi-Hut as follows:

      3.1 Corporate Status. Indwest is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Indwest has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Indwest schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Indwest's Articles of Incorporation or Bylaws. Indwest has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

      3.2 Capitalization. The authorized capital stock of Indwest as of the date hereof consists of 50,000,000 common shares, par value $0.001 and 200,000 preferred shares, par value $.001. The common shares of Indwest issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Indwest's common stock or with regard to any options, warrants or other contractual rights to acquire any of Indwest's authorized but unissued common shares. There are no issued and outstanding preferred shares. As of the Closing, Indwest shall have not more than 8,000,000 shares issued and outstanding.

      3.3  Financial Statements.

            (a) Indwest hereby warrants and covenants to Medi-Hut that the audited financial statements dated August 31, 1997 and December 31, 1996, fairly and accurately represent the financial condition of Indwest and that no material change has occurred in the financial condition of Indwest.

            (b) Indwest hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of Indwest as submitted heretofore to Medi-Hut for examination and review.

      3.4 Conduct of Business. Indwest is a development stage company and has not engaged in any operational activities prior to the date hereof.

      Indwest will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Medi-Hut, enter into any material commitments except in the ordinary course of business.

      Indwest will conduct itself in the following manner pending the Closing:

            (a) Certificate of Incorporation and Bylaws. No change will be made in the Articles of Incorporation or Bylaws of Indwest.

            (b) Capitalization, etc. Indwest will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

      3.5 Options, Warrants and Rights. Indwest has no options, warrants or stock appreciation rights related to the authorized but unissued Indwest common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued Indwest common stock, except options, warrants, calls, or commitments, if any, to which Indwest is not a party and by which it is not bound.

      3.6 Title to Property. Indwest has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Indwest, and the properties and assets of Indwest are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

      3.7 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Indwest, threatened by or against or effecting Indwest at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Indwest does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      3.8 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Indwest and its present management will (i) give to the Shareholders and Medi-Hut, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and Medi-Hut, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Indwest as the Shareholders and Medi-Hut, or their duly authorized representatives, may reasonably request. Any such request to inspect Indwest's books shall be directed to Indwest's counsel, Daniel W. Jackson, at the address set forth herein under Section 10.4 Notices.

      3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), Indwest and its representatives will keep confidential any information which they obtain from the Shareholders or from Medi-Hut concerning its properties, assets and the proposed business operations of Medi-Hut. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on February 13, 1998 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Indwest will return to Medi-Hut all written matter with regard to Medi-Hut obtained in connection with the negotiations or consummation of this Plan.

      3.10 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreements or instrument to which Indwest was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Indwest.

      3.11 Corporate Authority. Indwest has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and Medi-Hut, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

      3.12 Consent of Shareholders. Indwest hereby warrants and represents that the Shareholders of Indwest, being the owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute this Agreement and Plan of Reorganization as between Indwest and Medi-Hut pursuant to a stock-for-stock transaction in which Indwest would acquire one hundred percent of the issued and outstanding shares of Medi-Hut in exchange for the issuance of a total of 4,560,000 common shares of Indwest and thereby Medi-Hut shall merge with and into Indwest.

      3.13 Special Covenants and Representations Regarding the Exchanged Indwest Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged Indwest shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interlace on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to Indwest a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

      3.14 Undisclosed or Contingent Liabilities. Indwest hereby represents and warrants that it has no undisclosed or contingent liabilities which have not been disclosed to Medi-Hut in writing or in this Agreement or in any Exhibit attached hereto.

      3.15 Information. The information concerning Indwest set forth in this Plan, and the Indwest schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Medi-Hut in connection with this Plan.

      3.16 Title and Related Matters. Indwest has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the Indwest balance sheets, free and clear of any and all liens and encumbrances.

      3.17 Contracts or Agreements. Indwest is not bound by any material contracts, agreements or obligations which it has not already disclosed to Medi-Hut in writing or in this Agreement or in any Exhibit attached hereto.

      3.18 Governmental Authorizations. Indwest has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

      3.19 Compliance with Laws and Regulations. Indwest has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Indwest or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Medi-Hut.

      3.20 Approval of Plan. The Board of Directors of Indwest has authorized the execution and delivery of this Plan by Indwest and have approved the Plan and the transactions contemplated hereby. Indwest has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

      3.21 Investment Intent. Indwest is acquiring the Medi-Hut shares to be transferred to it under this Plan for the purpose of merging with Medi-Hut and not with a view to the sale or distribution thereof, and Indwest shall cancel the Medi-Hut shares upon the completion of the merger.

      3.22 Unregistered Shares and Access to Information. Indwest understands that the offer and sale of the Medi-Hut shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning Medi-Hut or the Medi-Hut shares. Indwest has been provided with and reviewed all information concerning Medi-Hut, the Medi-Hut shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the Medi-Hut shares. Indwest has made an investigation as to the merits and risks of its acquisition of the Medi-Hut Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of Medi-Hut concerning Medi-Hut, the Medi-Hut shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Medi-Hut shares.

      3.23 Obligations. Indwest is not aware of any outstanding obligations to any of its employees or consultants as of the Closing.

      3.24 Indwest Schedules. Indwest has delivered to Medi-Hut the following items listed below, hereafter referred to as the "Indwest Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Indwest on or about the date within the Plan is executed to certify that the Indwest Schedules are true and correct.

            (a)  Copy of Articles of Incorporation, as amended, and Bylaws;

            (b)  Financial statements;

            (c)  Shareholder list;

            (d)  Resolution of Directors approving Plan;

            (e) Officers' Certificate as required under Section 6.2 of the Plan;

            (f)  Opinion of counsel as required under Section 6.4 of the Plan;

            (g)  Certificate of Good Standing;

            (h)  Consent of Shareholders approving Plan.

                            Section 4

      Representations, Warranties and Covenants of Medi-Hut

      Medi-Hut represents and warrants to, and covenants with, the Shareholders and Indwest as follows:

      4.1 Corporate Status. Medi-Hut is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey incorporated on November 22, 1982,. Medi-Hut has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Medi-Hut schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Medi-Hut's Articles of Incorporation or Bylaws. Medi-Hut has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

      4.2 Capitalization. The authorized capital stock of Medi-Hut as of the date hereof consists of 100 common shares. As of the date hereof all common shares of Medi-Hut issued and outstanding are fully paid, non-assessable shares. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Medi-Hut's common stock or with regard to any options, warrants or other contractual rights to acquire any of Medi-Hut's authorized but unissued common shares.

      4.3 Conduct of Business. Medi-Hut, Inc. private labels insulin syringes, condoms, alcohol preps, hot & cold packs etc., and will manufacture it own patented brand anti-stick safety syringes. The new safety syringe will incorporate a transparent sleeve into which the needle will automatically retract after use. The industry is moving to provide a safer working environment both for the medical worker as well as for the patient. The most frequently reported occupational safety problem in hospitals is accidental needle sticks.

      Medi-Hut will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Indwest, enter into any material commitments except in the ordinary course of business.

      Medi-Hut agrees that Medi-Hut will conduct itself in the following manner pending the Closing:

            (a) Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of Medi-Hut.

            (b) Capitalization, etc. Medi-Hut will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

      4.4 Title to Property. Medi-Hut has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Medi-Hut, and the properties and assets of Medi-Hut are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

      4.5 Litigation. There are no material actions, suits, or proceedings, pending, or, to the best knowledge of Medi-Hut, threatened by or against or effecting Medi-Hut at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Medi-Hut does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

      4.6 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Medi-Hut and its present management will (i) give to Indwest, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that Indwest, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Medi-Hut as the Shareholders and Medi-Hut, or their duly authorized representatives, may reasonably request. Any such request to inspect Medi-Hut's books shall be directed to Medi-Hut's representative, at the address set forth herein under Section 10.4 Notices.

      4.7 Confidentiality. Until the Closing (and thereafter if there is no Closing), Medi-Hut and its representatives will keep confidential any information which they obtain from the Shareholders or from Medi-Hut concerning its properties, assets and the proposed business operations of Medi-Hut. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on February 13, 1998 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Medi-Hut will return to Indwest all written matter with regard to Indwest obtained in connection with the negotiations or consummation of this Plan.

      4.8 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of Indwest to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to Indwest on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

      4.9 Unregistered Shares and Access to Information. Medi-Hut and the Shareholders understand that the offer and sale of Indwest shares to be exchanged for the Medi-Hut shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning Indwest or Indwest stock. Medi-Hut and the Shareholders have been provided with and reviewed all information concerning Indwest and Indwest shares, to be exchanged for the Medi-Hut shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the Indwest shares, to be exchanged for the Medi-Hut shares. Medi-Hut and the Shareholders have made an investigation as to the merits and risks of their acquisition of the Indwest shares, to be exchanged for the Medi-Hut shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of Indwest concerning Indwest shares to be exchanged for the Medi-Hut shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Indwest shares to be exchanged for the Medi-Hut shares.

      4.10 Title to Shares. The Shareholders are the beneficial and record owners, free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of Medi-Hut of whatever class or series, which the Shareholders have contracted to exchange.

      4.11  Contracts.

            (a) Set forth in the Medi-Hut Schedules are copies or descriptions of all material contracts which written or oral, all agreements, franchises, licenses, or other commitments to which Medi-Hut is a party or by which Medi-Hut or its properties are bound.

            (b) Except as may be set forth in the Medi-Hut Schedules, Medi-Hut is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of Medi-Hut.

            (c) Except as set forth in the Medi-Hut Schedules, Medi-Hut is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by Medi-Hut, except for adequate value and pursuant to contract. Medi-Hut has not entered into any material transaction which is not listed in the Medi-Hut Schedules or reflected in the Medi-Hut financial statements.

      4.12 Material Contract Defaults. Medi-Hut is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of Medi-Hut, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Medi-Hut has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

      4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which Medi-Hut was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Medi-Hut.

      4.14 Governmental Authorizations. Medi-Hut is in good standing in the State of New Jersey. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Medi-Hut of this Plan and the consummation by Medi-Hut of the transactions contemplated hereby.

      4.15 Compliance with Laws and Regulations. Medi-Hut has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Medi-Hut or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Indwest.

      4.16 Approval of Plan. The Board of Directors of Medi-Hut have authorized the execution and delivery of this Plan by Medi-Hut and have approved the Plan and the transactions contemplated hereby. Medi-Hut has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

      4.17 Information. The information concerning Medi-Hut set forth in this Plan, and the Medi-Hut Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Indwest in connection with this Plan.

      4.18 Medi-Hut Schedules. Medi-Hut has delivered to Indwest the following items listed below, hereafter referred to as the "Medi-Hut Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Medi-Hut on or about the date within the Plan is executed to certify that the Medi-Hut Schedules are true and correct.

            (a)      Copy of Articles of Incorporation and Bylaws;

            (b)      Financial Statements;

            (c)      Resolution of Board of Directors approving Plan;

            (d)      Consent of Shareholders approving Plan;

            (e) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement a copy of the same;

            (f) A schedule showing the name and location of each bank or other institution with which Medi-Hut has an account and the names of the authorized persons to draw thereon or having access thereto;

            (g) A schedule setting forth the shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit A);

            (h)      Schedule of all material contracts;

            (i) Officers' Certificate as required by Section 7.2 of the Plan;

                            Section 5

                        Special Covenants

      5.1 Medi-Hut Information Incorporated in Indwest's Reports. Medi-Hut represents and warrants to Indwest that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. Medi-Hut agrees to indemnify and hold Indwest harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

      5.2 Indwest Information Incorporated in Medi-Hut's Reports. Indwest represents and warrants to Medi-Hut that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. The current officers and directors of Indwest agree to indemnify and hold Medi-Hut harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

      5.3 Special Covenants and Representations Regarding the Exchanged Indwest Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of the Indwest shares in exchange for one hundred percent (100%) of the issued and outstanding shares of Medi-Hut to the Shareholders constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. Indwest intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4.2 of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his Medi-Hut shares and the receipt of the Indwest shares exchanged therefor, shall execute and deliver to Indwest a letter of investment intent to indicate, among other representations, that the Shareholder is exchanging the Medi-Hut shares for Indwest shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

      5.4 Action Prior to Closing. Upon the execution hereof until the Closing date, and the completion of the consolidated audited financials,

            (a) Medi-Hut and Indwest will (i) perform all of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

            (b) Neither Medi-Hut nor Indwest will (i) make any change in its Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $10,000.

                            Section 6

              Conditions Precedent to Obligations of
                  Medi-Hut and the Shareholders

      All obligations of Medi-Hut and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

      6.1 Accuracy of Representations. The representations and warranties made by Indwest in this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Indwest shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. Medi-Hut shall have been furnished with a certificate, signed by a duly authorized executive officer of Indwest and dated the Closing date, to the foregoing effect.

      6.2 Officers' Certificate. Medi-Hut and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Indwest, to the effect that no litigation, proceeding, investigation, claim, demand or inquiry is pending, or to the best knowledge of Indwest, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Indwest, and that this Agreement has been complied with in all material respects.

      6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of Indwest, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Indwest, except as otherwise disclosed to Medi-Hut.

      6.4 Opinion of Counsel of Indwest. Indwest shall furnish to Medi-Hut and the Shareholders an opinion dated as of the Closing date and in form and substance satisfactory to Medi-Hut and the Shareholders to the effect that:

            (a) Indwest is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah, and with all requisite corporate power to perform its obligations under this Plan.

            (b) The business of Indwest, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of Medi-Hut, does not require it to register it to do business as a foreign corporation on any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and Indwest has complied to the best of its knowledge in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Utah, all statements and reports required to be filed.

            (c) The authorized and outstanding capital stock of Indwest as set forth in Section 3.2 above, and all issued and outstanding shares have been duly and validly authorized and issued and are fully paid and non-assessable.

            (d) There are no material claims, suits or other legal proceedings pending or threatened against Indwest of any court or before or by any governmental body which might materially effect the business of Indwest or the financial condition of Indwest as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against Indwest.

            (e) To the best knowledge of such counsel, the consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of Indwest, or any contract, agreement, indenture, mortgage, or order by which Indwest is bound.

            (f) This Plan constitutes a legal, valid and binding obligation of Indwest enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

            (g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of Indwest and have been duly authorized by its Board of Directors.

            (h) Indwest has not, nor will it undertake any action, the result of which would endanger the tax-free nature of the Plan.

      6.5 Good Standing. Medi-Hut shall have received a Certificate of Good Standing from the State of Utah, dated within ninety (90) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that Indwest is in good standing as a corporation in the State of Utah.

      6.6 Other Items. Medi-Hut and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Medi-Hut and the Shareholders may reasonably request.

                            Section 7

          Conditions Precedent to Obligations of Indwest

      All obligations of Indwest under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

      7.1 Accuracy of Representations. The representations and warranties made by Medi-Hut and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, Indwest shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. Indwest shall have been furnished with a certificate, signed by a duly authorized executive officer of Medi-Hut and dated the Closing date, to the foregoing effect.

      7.2 Officers' Certificate. Indwest shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Medi-Hut, to the effect that no litigation, proceeding, investigation, claim, deed, or inquiry is pending, or to the best knowledge of Medi-Hut, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Medi-Hut, and that this Agreement has been complied with in all material respects.

      7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of Indwest, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Medi-Hut, except as otherwise disclosed to Indwest.

      7.4 Dissenters' Rights Waived. Shareholders representing at one hundred percent (100%) of the issued and outstanding shares of Medi-Hut, and each of them, have agreed and hereby waive any dissenters' rights, if any, under the laws of the State of New Jersey in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of Medi-Hut.

      7.5 Other Items. Indwest shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Indwest may reasonably request.

      7.6 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to Indwest.

                            Section 8

                           Termination

      8.1 Termination by Medi-Hut or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of Medi-Hut or the Shareholders, if Indwest shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

      8.2 Termination by Indwest. This Plan may be terminated at any time prior to the Closing date by action of Indwest if Medi-Hut shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

      8.3  Termination by Mutual Consent

            (a) This Plan may be terminated at any time prior to the Closing date by mutual consent of Indwest, expressed by action of its Board of Directors, Medi-Hut or the Shareholders.

            (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.

                            Section 9

                   Shareholders' Representative

      The Shareholders hereby irrevocably designate and appoint Robert Russo, CPA, Fred Koeing & Company, 277 West Clay Avenue, Roselle Park, New Jersey 07204, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to Indwest hereunder, unless agreed in writing by the Shareholders.

                            Section 10

                        General Provisions

      10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

      10.2 Payments of Costs and Fees. Indwest and Medi-Hut shall each bear their own costs and expenses, including any legal and accounting fees in connection with the negotiation, execution and consummation of the Plan.

      10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, Medi-Hut and the Shareholders shall cause to have promptly prepared and disseminated a news release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to Indwest's shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended.

      10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

If to Indwest:    Indwest, Inc.
                  215 South State Street, Suite 1100
                  Salt Lake City, Utah 84111

With a copy to:   Daniel W. Jackson, Esq.
                  215 South State Street, Suite 1100
                  Salt Lake City, Utah 84111

If to Medi-Hut:   Medi-Hut Co, Inc.
                  1935 Swarthmore, Ave.
                  Lakewoood, New Jersey 08701

With a copy to:   Robert Russo, CPA
                  Fred Koeing & Company
                  277 West Clay Avenue
                  Roselle Park, New Jersey 07204

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

      10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between Indwest, Medi-Hut and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

      10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

      10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. Medi-Hut and Indwest acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

      10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

      10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty
(30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

      10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

      10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

      10.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

      IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year first set forth above.

                                    INDWEST, INC.
Attest:

                                        /s/ Robert Gallagher
                                    By: ____________________________
                                         Its President


                                    MEDI-HUT CO., INC.
Attest:

                                        /s/ Joseph Sanpietro
                                    By: _____________________________
                                          Its President


                  SHAREHOLDERS:
Attest:
/s/ 2/11/98                             /s/ Vincent Sanpietro
_____________________      By________________________________________________

Attest:

_____________________      By________________________________________________

Attest:

_____________________      By________________________________________________

                           Schedule (e)

               KEY EMPLOYEES OF MEDI-HUT CO., INC.



      Name                                    Annual Salary

      Joseph Sanpietro                        $156,000
      Vincent Sanpietro                        $78,000
      Tonie Sanpietro                          $12,000

There are no employment contracts.




                           Schedule (f)

            NAME AND LOCATION OF MEDI-HUT CO., INC.'S
             BANK ACCOUNT AND AUTHORIZED SIGNATORIES



                        PNC Bank
                        32 North Main Street
                        Cranbury, NJ 08512

      Authorized Signatories:   Joseph Sanpietro
                                Vincent Sanpietro




                SHAREHOLDERS OF MEDI-HUT CO, INC.



      Name                                    Shares

      Joseph Sanpietro                        80 shares
      Vincent Sanpietro                       20 shares



                           TOTAL             100 shares